SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 1, 1999

                            REGENESIS HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in its Charter)



          FLORIDA                    1-12350                     65-827283
          -------                    -------                     ---------
(State or Other Jurisdiction      (Commission                 (IRS Employer
      Of Incorporation)           File Number)                Identification
                                                                  Number)

                               345 S. State Road 7
                             Margate, Florida 33068
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                   (Address of executive offices and zip code)


       Registrant's telephone number, including area code: (954) 984-9999


                               444 Brickell Avenue
                                    Suite 400
                              Miami, Florida 33131

--------------------------------------------------------------------------------
                   (Former Name or Former Address, If Changed)

ITEM 5.  Other Events.

On February 1, 1999, the Board of Directors of the Company designated 300,000 shares of authorized Preferred Stock as Series B Preferred Stock with a par value of $.01 per share. The Series B Preferred Stock has equal voting rights with the Company's Common Stock upon conversion to common stock; is convertible, at the option of the holder, into twenty shares of Common Stock for each share of Series B Preferred Stock; is redeemable at any time at the sole option of the Company at a redemption price to be negotiated by the parties; entitled to dividends from time to time as determined in the sole discretion of the Company out of funds legally available for the payment of dividends; and is entitled to a liquidation preference of $.01 per share upon voluntary or involuntary dissolution or winding up of the Company.

On February 1, 1999, the Board of Directors of the Company designated 300,000 shares of authorized Preferred Stock as Series C Preferred Stock with a par value of $.01 per share. The Series C Preferred Stock has equal voting rights with the Company's Common Stock; is convertible, at the option of the holder, into fifty shares of Common Stock for each share of Series B Preferred Stock; is redeemable at any time at the sole option of the Company at a redemption price to be negotiated by the parties; entitled to dividends from time to time as determined in the sole discretion of the Company out of funds legally available for the payment of dividends; and is entitled to a liquidation preference of $.01 per share upon voluntary or involuntary dissolution or winding up of the Company.

On February 1, 1999, the Board of Directors of the Company and a majority of the shareholders filed an amendment to the articles which provide for an increase of common and Preferred shares as follows: The maximum number of shares of all classes of stock which the Corporation is authorized to have outstanding at any one time is 110,000,000 shares, of which 10,000,000 shares shall be preferred stock, par value $.01 per share, issuable in one or more classes or series (the "Preferred Stock"), and 100,000,000 shares shall be Common Stock, par value $.01 per share (the "Common Stock"). All or any part of the Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

On February 1, 1999, the Company sold 35,000 Series C Preferred stock in a private offering and received net proceeds of $350. Mr. Russell Adler, the Companies Chairman will beneficially own 1,750,000 of the Company's common stock upon conversion.

In February 1999, the Company completed the private offering of 950,000 shares of its common stock in a private offering and received net proceeds of $950 to 20 private investors. The Company will use the proceeds of the sale of the offering for general working capital purposes.

In February 1999, the Company sold 13,000 shares of its Series C Preferred stock in a private offering and received net proceeds of $130. The Chief Executive Officer, President of Regenesis, and a director purchased 3,000 and 10,000, respectively.

On February 14, 1999, the Company received notice of conversion from the Series C Preferred stock shareholders. The Company now has issued and outstanding shares of 4, 037, 417 as of date filed herein.

The Company also granted an aggregate of 500,000 stock options under its 1997 Stock Option Plan, to the Chairman and Chief Executive Officer, President, which have an exercise price of $.25 per share.

The Company has decided after preliminary due diligence related to the assets and corporate structure of auctionZplus, not to pursue the acquisition further.


Item 7. Financial Statements and Exhibits

         (c) Exhibits

         3.i      Articles of Amendment to the Articles of Incorporation.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            REGENESIS HOLDINGS, INC.


                                            By: ________________________________
                                                     Mitchell Sandler
                                                     President


DATED: February 1, 1999